Exhibit 99.1

Olin InterOffice Memo
To:	A. W. Ruggiero	Date:	March 28, 2005
From:	J. D. Rupp	Copy:
Subject:	Voluntary Separation Program -- Change in Separation Date

In furtherance of our discussions, this will serve as formal notice that the effective date of your separation from Olin under the Voluntary Separation Program ("VSP") has been changed. Your new separation date will be May 27, 2005.

As you know, Olin reserved the right in its sole discretion to establish and change separation dates under the VSP. This was communicated in the November, 2003 VSP explanatory documentation, the VSP Election Form you signed on December 4, 2003, and the January 29, 2004 letter accepting your request to participate in the VSP.

Please let me know if you have any questions or concerns.

/s/ J. D. Rupp